Exhibit 99.1

CAROLINA TRUST BANCSHARES, INC. C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717  VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CAROLINA TRUST BANCSHARES, INC. The Board of Directors recommends you vote FOR proposals 1, 2, and 3 below. For Against Abstain 1. Merger Proposal. Proposal to approve the Agreement and Plan of Merger and Reorganization dated as of July 15, 2019, by and between Carolina Trust and Carolina Financial Corporation ("Carolina Financial"), as it may be amended from time to time, under which Carolina Trust will be merged with and into Carolina Financial. 2. Merger-related Compensation Proposal. Proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Carolina Trust's named executive officers that is based on or otherwise related to the merger. 3. Adjournment Proposal. Proposal to approve the adjournment or postponement of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the merger agreement. NOTE: On such other matters as may properly come before the Special Meeting, the Proxies are authorized to vote the shares represented by this appointment of proxy in accordance with their best judgment. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice of Meeting and Proxy Statement/Prospectus are available at www.proxyvote.com. Revocable Proxy CAROLINA TRUST BANCSHARES, INC. Special Meeting of Shareholders December 18, 2019 10:00 a.m. This appointment of proxy is solicited by the Board of Directors The undersigned shareholder(s) hereby appoint(s) William M. Wadsworth and Sue S. Stamey, or either of them acting individually, as proxies (the "Proxies"), each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Carolina Trust BancShares, Inc. ("Carolina Trust") that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at 10:00 a.m., local time, on December 18, 2019, at The Laboratory Mill, 848 Southfork Road, Lincolnton, NC 28092, and at any adjournments thereof. This appointment of proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this appointment of proxy will be voted in accordance with the Board of Directors' recommendations. By executing this appointment of proxy, you are authorizing the Proxies to vote in accordance with their best judgment on any other matters brought before the special meeting. Continued and to be signed on reverse side